Exhibit 10.30


                                                        Commercial Banking Group
                                                       Santa Clara Valley Region
                                                121 Park Center Plaza, 3rd Floor
                                                                 P.O. Box 720010
                                                              San Jose, CA 95172
WELLS
FARGO



                                  June 28, 1999

Fiberstars, Inc.
2883 Bayview Drive
Fremont, CA 94538

Gentlemen:

         This letter is to confirm that Wells Fargo Bank, National Association ("Bank") has agreed to extend the maturity date of that certain credit accommodation granted by Bank to Fiberstars, Inc. ("Borrower") in the maximum principal amount of Five Hundred Thousand Dollars ($500,000.00), as evidenced by that certain promissory note dated as of June 28, 1998, executed by Borrower and payable to the order of Bank (the "Note"), a copy of which is attached hereto as Exhibit A.

            The maturity date of said credit accommodation is hereby extended until August 12, 1999. The Note shall be deemed modified as of the date this letter is acknowledged by Borrower to reflect said new maturity date. All other terms and conditions of the Note remain in full force and effect, without waiver or modification.

            Borrower acknowledges that Bank has not committed to make any renewal or further extension of the maturity date of the above-described credit accommodation beyond the new maturity date specified herein, and that any such renewal or further extension remains in the sole discretion of Bank. This letter constitutes the entire agreement between Bank and Borrower with respect to the maturity date extension for the above-described credit accommodation, and supercedes all prior negotiations, discussions and correspondence concerning said extension.

Fiberstars, Inc.
June 28, 1999
Page 2

WELLS
FARGO

            Please acknowledge your acceptance of the terms and conditions contained herein by dating and signing one copy below and returning it to my attention at the above address on or before July 6, 1999.

                                            Very truly yours,

                                            WELLS FARGO BANK,
                                                 NATIONAL ASSOCIATION



                                            By:      /S/  LAURA ZARAGOZA
                                                  ------------------------------
                                                     Laura Zaragoza
                                                     Assistant Vice President



Acknowledged and accepted as of June 29, 1999:

FIBERSTARS, INC.


By:      /S/  ROBERT A. CONNORS
       ---------------------------------------
Title:        Chief Financial Officer
       ---------------------------------------

WELLS FARGO BANK                                           TERM COMMITMENT NOTE
--------------------------------------------------------------------------------

$500,000.00                                                San Jose, California
                                                           June 28, 1998

FOR VALUE RECEIVED, the undersigned FIBERSTARS, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Santa Clara Valley RCBO, 121 Park Center Plaza 3rd Flr, San Jose, CA 95115, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $500,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST/FEES:

  (a) Interest. The outstanding principal balance of this Note shall bear interest at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) .50000% above the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

  (b) Payment of Interest. Interest accrued on this Note shall be payable on the 28th day of each month, commencing July 28,1998.

  (c) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

  (d) Commitment Fee. Prior to the initial extension of credit under this Note, Borrower shall pay to Bank a non-refundable commitment fee of $500.00.

  (e) Collection of Payments. Borrower authorizes Bank to collect all interest and fees due hereunder by charging Borrower's demand deposit account number 4124-053885 with Bank, or any other demand deposit account maintained by any Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

BORROWING AND REPAYMENT:

  (a) Use of Proceeds; Limitation on Borrowings. Each advance under this Note shall be available solely to finance Borrower's purchase of new and/or used equipment to be used in Borrower's business. Each advance shall be available to a maximum of 80.0% of the cost or appraised value (as required by Bank) of the new equipment purchased with the proceeds thereof, and 75.0% of the cost or appraised value (as required by Bank) of the used equipment purchased with the proceeds thereof, as evidenced by copies of invoices and/or appraisals acceptable to Bank.

 (b) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow and partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with, or at any time as a supplement to, this Note; provided however, that amounts repaid may not be reborrowed; and provided further, that the total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of any principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 28, 1999, unless said balance is refinanced by Bank pursuant to the provisions of (d) below.

  (c) Advances. Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of
(i) DAVID N. RUCKERT or ROLAND DENNIS, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

  (d) Refinancing. So long as Borrower is in compliance with all terms and conditions contained herein and in any loan agreement or other loan documents in effect between Borrower and Bank on the maturity date set forth above (or on such earlier date as may be requested by Borrower), and Borrower executes a new promissory note and such other documents as Bank shall require, all in form and substance satisfactory to Bank, Bank agrees to refinance the then outstanding principal balance of this Note on the following terms and conditions:

    (i) The outstanding principal balance of this Note shall be amortized over 3 years and shall be repaid in 36 monthly installments over said term, as set forth in the promissory note executed by Borrower to evidence such refinancing.

    (ii) The outstanding principal balance so refinanced shall bear interest at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) 0.500% above Bank's Prime Rate in effect from time to time.

COLLATERAL:

  As security for the payment and performance of all obligations of Borrower under this Note, Borrower grants to Bank security interests of first priority (except as agreed otherwise by Bank in writing) in the following property of Borrower, now owned or at any time hereafter acquired: all equipment financed with the proceeds of this note, together with security interests in all other personal property of Borrower now or at any time hereafter pledged to Bank as collateral for any other commercial credit accommodation granted by Bank to Borrower. All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by

Bank in connection with any of the foregoing security, including without limitation, filing fees and allocated costs of collateral audits.

EVENTS OF DEFAULT:

  Any default in the payment or performance of any obligation under this Note, or any defined event of default under any loan agreement now or at any time hereafter in effect between Borrower and Bank (whether executed prior to, concurrently with or at any time after this Note), shall constitute an "Event of Default" under this Note.


MISCELLANEOUS:

  (a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal, interest, fees and charges outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

  (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

  (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

FIBERSTARS, INC.

By: /s/ David N. Ruckert
   --------------------------
Title:   President, CEO
   --------------------------